Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 26, 2019 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Amendment No. 3 to the Registration Statement on Form S-4 (No. 333-230179) of BB&T Corporation. We also consent to the reference to us under the heading “Experts” in Amendment No. 3 to the Registration Statement on Form S-4 (No.333-230179) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina

December 6, 2019

PricewaterhouseCoopers LLP, 800 Green Valley Road, Suite 500, Greensboro, NC 27408

T: (336) 665 2700, F: (336) 665 2699, www.pwc.com/us